QCR Holdings, Inc.
                           3551-7th Street, Suite 204
                                Moline, IL 61265
                   Phone (309) 736-3580 |X| Fax (309) 736-3149


                               September 12, 2002

Dear Fellow Stockholder:

On behalf of the board of directors and management of QCR Holdings, Inc., we cordially invite you to attend the annual meeting of stockholders of QCR
Holdings, Inc. to be held at 10:00 a.m. on October 23, 2002, at The Lodge (formerly Jumer's Castle Lodge) located at 900 Spruce Hills Drive, Bettendorf, Iowa. The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the meeting. We have also enclosed a copy of our 2002 Annual Report to Stockholders for your review. At the meeting we will report on our operations and the outlook for the year ahead.

The annual meeting will be held for electing persons to serve as Class III directors, approving the QCR Holdings, Inc. Employee Stock Purchase Plan, considering proposed amendments to the certificate of incorporation and transacting such other business as may properly come before the meeting. We recommend you vote your shares for the director nominees and in favor of the proposals.

We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please complete, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD in the enclosed envelope. This will assure that your shares are represented at the meeting.

We look forward to seeing and visiting with you at the meeting.

Very truly yours,


/s/ Michael A. Bauer                            /s/ Douglas M. Hultquist
---------------------------------------         --------------------------------
Michael A. Bauer                                Douglas M. Hultquist
Chairman of the Board                           President

                               QCR Holdings, Inc.
                           3551-7th Street, Suite 204
                                Moline, IL 61265
                   Phone (309) 736-3580 |X| Fax (309) 736-3149


                                    NOTICE OF

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD OCTOBER 23, 2002

To the stockholders of

         QCR HOLDINGS, INC.:

The annual meeting of stockholders of QCR Holdings, Inc., a Delaware corporation, will be held at The Lodge (formerly Jumer's Castle Lodge), 900 Spruce Hills Drive, Bettendorf, Iowa on Wednesday, October 23, 2002, at 10:00 a.m., local time, for the following purposes:

1.   to elect three Class III directors for a term of three years.

2.   to approve the QCR Holdings, Inc. Employee Stock Purchase Plan.

3. to amend the certificate of incorporation to increase the range of the number of directors.

4. to amend the certificate of incorporation regarding consideration of non-stockholder interests.

5. to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

The board of directors has fixed the close of business on September 4, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies.

By order of the Board of Directors


/s/ Todd A. Gipple
-----------------------------------------
Todd A. Gipple
Secretary

Moline, Illinois
September 12, 2002

                                 PROXY STATEMENT

QCR Holdings, Inc., a Delaware corporation, is the holding company for Quad City Bank and Trust Company and Cedar Rapids Bank and Trust Company. Quad City Bank and Trust Company is an Iowa banking association located in Bettendorf, Iowa, with banking locations in Bettendorf and Davenport, Iowa and in Moline, Illinois. Cedar Rapids Bank and Trust Company is also an Iowa banking association located in Cedar Rapids, Iowa. Quad City Bancard, Inc. is our wholly owned subsidiary, which functions as a credit card center that provides merchant credit card processing services. Quad City Bancard, Inc. has a wholly owned subsidiary, Allied Merchant Services, which generates merchant credit card processing business. We also own all of the common stock of QCR Holdings Capital Trust I, a Delaware business trust. We created this business trust to issue trust preferred securities to the public. When we refer to our subsidiaries in this proxy statement, we are collectively referring to Quad City Bank & Trust, Cedar Rapids Bank & Trust, Quad City Bancard, Allied and the business trust.

This proxy statement is furnished in connection with the solicitation by the board of directors of QCR Holdings of proxies to be voted at the annual meeting of stockholders to be held at The Lodge (formerly Jumer's Castle Lodge), 900 Spruce Hills Drive, Bettendorf, Iowa, on October 23, 2002, at 10:00 a.m., local time, and at any adjournments or postponements of the meeting. Our 2002 annual report, which includes consolidated financial statements of QCR Holdings and our subsidiaries, is also enclosed.

The following is information regarding the meeting and the voting process, and is presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on September 4, 2002, you owned shares of QCR Holdings' common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning the matters to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

You are being asked to vote on the election of three Class III directors, to approve the QCR Holdings, Inc. Employee Stock Purchase Plan and on to approve two amendments to the certificate of incorporation. These matters are more fully described in this proxy statement.

How do I vote?

You may vote either by mail or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted "for" all nominees named in this proxy statement, "for" the approval of the QCR Holdings, Inc. Employee Stock Purchase Plan and "for" each of the proposed amendments to the certificate of incorporation.

If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as "street name"), you will need to arrange to obtain a legal proxy from your broker in order to vote in person at the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy forms to ensure that all your shares are voted. If you received more than one proxy card but only one copy of the proxy statement and annual report, you may request additional copies from us at any time.

If I hold shares in the name of a broker, who votes my shares?

If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker's responsibility to vote your shares for you in the manner you direct.

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors and the ratification of independent auditors, but cannot vote on non-routine matters, such as an amendment to the certificate of incorporation, unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on such non-routine matters and your broker does not have discretionary authority to vote on these matters, the broker will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a "broker non-vote" and will affect the outcome of the voting as described below, under "How many votes are needed for approval of each proposal?" Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on the matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

o    signing another proxy with a later date and returning that proxy to us;

o    sending notice to us that you are revoking your proxy; or

o    voting in person at the meeting.

If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many votes do we need to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the stockholder either:

o    is present and votes in person at the meeting; or

o    has properly submitted a signed proxy card or other proxy.

On September 4, 2002, the record date, there were 2,749,672 shares of common stock outstanding. Therefore, at least 1,374,837 shares need to be present at the annual meeting in order to hold the meeting and conduct business.

What happens if a nominee is unable to stand for re-election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than the number of nominees presented for election at the meeting. The board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

You may vote "for" or "withhold authority to vote for" each nominee for director. You may vote "for," "against" or "abstain" on any other proposal that may properly be brought before the meeting. Abstentions will be considered in determining the presence of a quorum but will not affect the vote required for the election of directors and are votes against the proposed amendments to the certificate of incorporation.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

The three individuals receiving the highest number of votes cast "for" their election will be elected as directors of QCR Holdings. Broker non-votes and abstentions will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter.

All other proposals must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes and abstentions will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter.

Where do I find the voting results of the meeting?

We will announce voting results at the meeting. The voting results will also be disclosed in a future filing with the Securities and Exchange Commission.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of QCR Holdings or our subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

                              ELECTION OF DIRECTORS

Our directors are divided into three classes having staggered terms of three years. Stockholders will be entitled to elect three (3) Class III directors for a term expiring in 2005. The board has nominated Patrick S. Baird, John K. Lawson and Ronald G. Peterson to serve as Class III directors.

Other than as described above, we have no knowledge that the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting. Set forth below is information concerning the nominees for election and for each of the other persons whose terms of office will continue after the meeting, including age, year first elected a director and business experience during the previous five years. The nominees, if elected at the annual meeting of stockholders, will serve as Class III directors for a three year term expiring in 2005. The board of directors recommends that stockholders vote FOR all of the nominees for director.

                                    NOMINEES

                                    Positions with QCR Holdings, Quad City Bank
Name                    Director    & Trust Cedar Rapids Bank & Trust and Quad
(Age)                    Since                  City Bancard
--------------------------------------------------------------------------------
CLASS III

(Term Expires 2005)

Patrick S. Baird           - -    Nominee for Director of QCR Holdings; Director
(Age 48)                          of Cedar Rapids Bank & Trust

John K. Lawson            2000    Director of QCR Holdings and Quad City Bank
(Age 62)                          & Trust

Ronald G. Peterson        1993    Director of QCR Holdings and Quad City Bank
(Age 58)                          & Trust


                              CONTINUING DIRECTORS

                                    Positions with QCR Holdings, Quad City Bank
Name                    Director    & Trust Cedar Rapids Bank & Trust and Quad
(Age)                    Since                  City Bancard
--------------------------------------------------------------------------------

CLASS I
(Term Expires 2003)

Michael A. Bauer          1993    Chairman of the Board and Director of QCR
(Age 53)                          Holdings; President, Chief Executive Officer
                                  and Director of Quad City Bank & Trust;
                                  Director of Cedar Rapids Bank & Trust;
                                  Chairman of the Board and Director of Quad
                                  City Bancard

James J. Brownson         1997    Director of QCR Holdings; Secretary and
(Age 57)                          Director of Quad City Bank & Trust

Henry Royer               2002    Director of QCR Holdings; Chairman of the
(Age 70)                          Board and Director of Cedar Rapids Bank &
                                  Trust

CLASS II
(Term Expires 2004)

Larry J. Helling          2001    Director of QCR Holdings; President, Chief
(Age 46)                          Executive Officer and Director of Cedar
                                  Rapids Bank & Trust; Director of Quad City
                                  Bank & Trust

Douglas M. Hultquist      1993    President, Chief Executive Officer and
(Age 47)                          Director of QCR Holdings; Chairman of the
                                  Board and Director of Quad City Bank &
                                  Trust; Director of Cedar Rapids Bank &
                                  Trust; Secretary, Treasurer and Director of
                                  Quad City Bancard

John W. Schricker         1993    Director of QCR Holdings; President and
(Age 55)                          Director of Quad City Bancard

All of our directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. All of our executive officers hold office for a term of one year. There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of our directors or executive officers have been selected for their respective positions. Mr. Royer is also a director of Media Sciences International, Inc., a company registered under the Securities Exchange Act, and a trustee of Berthel Growth and Income Fund I, a business trust registered under the Investment Company Act of 1940.

The business experience of each of the nominees and continuing directors for the past five years is as follows:

Patrick S. Baird is President and Chief Executive Officer of AEGON USA, Inc., a U.S. subsidiary of the international insurance company, AEGON nv. He is also an officer and director of many of AEGON USA's life insurance subsidiaries. He currently serves on the board of directors of the Kirkwood Foundation, Waypoint (formerly YMCA) and Priority One in Cedar Rapids. Mr. Baird has been a director of Cedar Rapids Bank & Trust since September 2001.

John K. Lawson began his career with Deere & Company in 1958 as an engineering co-op trainee and retired in 2001. He received his mechanical engineering degree in 1962, and by the mid 1960's, he was assigned to the Deere & Company European Office in Heidelberg, Germany. His responsibilities included working with the manufacturing engineering operations in eight European and African countries. As the Senior Vice President, Technology and Engineering for Deere & Company, Mr. Lawson was responsible for the company's engineering, business computer systems, quality, supply management, and communications areas. In addition to serving on the board of directors for QCR Holdings and Quad City Bank & Trust, he also serves on the Iowa State University Foundation, Iowa College Foundation, and Junior Achievement of the Quad Cities Area. Mr. Lawson also serves as an Advisory Board Member for Varied Investments, located in Muscatine, Iowa.

Ronald G. Peterson is the President and Chief Executive Officer of the First State Bank of Western Illinois, located in La Harpe, Illinois, and has served in that position since 1982. Mr. Peterson is also President of that bank's holding company, Lamoine Bancorp, Inc. He currently serves as President of the LaHarpe Educational Foundation, Treasurer of the Western Illinois University Foundation and a member of the McDonough District Hospital Development Council. Mr. Peterson has been a director of Quad City Bank & Trust since October 1993.

Michael A. Bauer, prior to co-founding QCR Holdings, was employed from 1971 to 1992 by the Davenport Bank and Trust Company located in Davenport, Iowa with assets of approximately $1.8 billion, as of December 31, 1992. In January 1992 he was named President and Chief Operating Officer, while from 1989 to 1992 he served as Senior Vice President in charge of all lending. Mr. Bauer currently serves as a director of St. Ambrose University, Genesis Medical Center, Kahl Home for the Aged and Infirm, Davenport ONE, and the Illowa Council, Boy Scouts of America. He also currently serves on the Community Bank Council of the Chicago Federal Reserve. Mr. Bauer is a member of Rotary Club of Davenport and Crow Valley Golf Club. He also serves as Chairman of the Finance Council of the Diocese of Davenport and the Finance Council of St. Paul The Apostle Church. Along with Mr. Hultquist, Mr. Bauer received the 1998 Ernst & Young "Entrepreneur of the Year" award for the Iowa and Nebraska region.

James J. Brownson is the President of W.E. Brownson Co., a manufacturers' representative agency located in Davenport, Iowa, and has been in that position since 1978. Mr. Brownson began his career in 1967 as a staff auditor with Arthur Young & Co., CPA's, of Chicago, Illinois. From 1969 until 1978, Mr. Brownson was employed by Davenport Bank & Trust Company, where he left as Senior Vice President and Cashier. Mr. Brownson has been director and Secretary of Quad City Bank & Trust since October 1993. He also is a past member of the National Sales Representative Council of Crane Plastics, Columbus, Ohio, and Dayton Rogers Manufacturing Co., Minneapolis, Minnesota.

Henry Royer is a 30 year veteran of the banking industry who served as President of Merchants National Bank in Cedar Rapids, IA from 1983 to 1994. He is currently Executive Vice President of Berthel Fisher Planning, Inc., President of Berthel SBIC, LLC and General Manager of Berthel Growth and Income Trust I. Henry currently serves as the Chairman of the board of directors of the Mid-America Housing Partnership. He is the past President of the Cedar Rapids Chamber of Commerce and the past Chairman of Priority One. Henry has served as a director or trustee for many Cedar Rapids companies or institutions including the Cedar Rapids Art Museum, Coe College, Iowa Electric Light and Power Company, Mercy Hospital, and United Way. Mr. Royer has been the Chairman of the board of directors of Cedar Rapids Bank & Trust since September 2001.

Larry J. Helling was previously the Executive Vice President and Regional Commercial Banking Manager of Firstar Bank in Cedar Rapids with a focus on the Cedar Rapids metropolitan area and the Eastern Iowa region. Prior to his seven years with Firstar, Mr. Helling spent twelve years with Omaha National Bank. He is a graduate of Cedar Rapids' Leadership for Five Seasons program and currently serves on the board of directors of the Cedar Rapids Symphony, board of trustees of Big Brothers/Big Sisters, board of directors of Downtown Rotary, board of trustees of Junior Achievement, in addition to serving on the board of directors for Quad City Bank & Trust and Cedar Rapids Bank & Trust. Mr. Helling is a member of Elmcrest Country Club and Cedar Rapids Country Club. In addition, he is actively involved in numerous school and church related activities and committees.

Douglas M. Hultquist is a certified public accountant and previously served as a tax partner with two major accounting firms. He began his career with KPMG Peat Marwick in 1977 and was named a partner in 1987. In 1991, the Quad Cities office of KPMG Peat Marwick merged with McGladrey & Pullen. Mr. Hultquist served as a tax partner in the Illinois Quad Cities office of McGladrey & Pullen from 1991 until co-founding QCR Holdings in 1993. During his public accounting career, Mr. Hultquist specialized in bank taxation and mergers and acquisitions. Mr. Hultquist serves on the board of directors of the PGA TOUR John Deere Classic and was its Chairman for the July 2001 tournament. Mr. Hultquist also serves on the board of The Robert Young Center for Mental Health and he is a past member and Secretary of the Augustana College board of trustees and serves on its Planned Giving Council. He is a member of the Short Hills Country Club. Mr. Hultquist is a member of the American Institute of CPAs and the Iowa Society of CPAs. Along with Mr. Bauer, Mr. Hultquist received the 1998 Ernst & Young "Entrepreneur of the Year" award for the Iowa and Nebraska region.

John W. Schricker has been the President of Quad City Bancard since March 1995. From April 1994, until Quad City Bancard was organized in March 1995, he was the manager of Quad City Bank & Trust's Credit Card Division. Prior to that, he was a Vice President with Electronic Exchange and Transfer Corporation. Mr. Schricker had served with Davenport Bank and Trust Company from 1975 to 1992 as Vice President in charge of the Credit Card Division.

Board Committees and Meetings

The  committees  of the  board  of  directors  of QCR  Holdings  are  the  audit
committee,   the  board  affairs  committee,   the  executive   committee,   the
compensation and benefits committee and the technology committee.

The audit committee consists of directors Brownson, Lawson and Royer and Richard
R. Horst, a current Class III director. Each member of the audit committee is an "independent" director, as that term is defined by Nasdaq. The audit committee is responsible for overseeing the internal and external audit functions. The committee reviews and approves the scope of the annual external audit and consults with independent auditors regarding the results of their auditing procedures. During the year ended June 30, 2002, the committee met four times. The audit committee charter, which sets forth the duties and responsibilities of the audit committee, was attached to last year's proxy statement.

The board affairs committee consists of directors Bauer, Hultquist and Brownson, and Mark C. Kilmer and Marc C. Slivken, directors of Quad City Bank & Trust. The committee reviews board policies and various corporate governance issues. During the year ended June 30, 2002, the board affairs committee met four times.

An executive committee was formed during the year ended June 30, 2002, which will replace the board affairs committee. The executive committee will consist of directors Brownson, Lawson, Peterson, Royer and nominee Baird. Each member of the executive committee is an "independent" director, as that term is defined by Nasdaq. The executive committee will review board policies, committee structure and membership, and various corporate governance issues. In addition, the committee will review the salary, other compensation and performance of the executive officers of QCR Holdings and its subsidiaries.

The compensation and benefits committee consists of directors Bauer, Hultquist, Helling, and Lawson, as well as Arthur L. Christofferson, director of Cedar Rapids Bank & Trust and Joyce E. Bawden and John H. Harris, directors of Quad City Bank & Trust. The compensation and benefits committee has authority to perform policy reviews and to oversee and direct the compensation and personnel functions. Messrs. Bauer, Hultquist and Helling do not participate in any decisions involving their own compensation. During the year ended June 30, 2002, the committee met three times.

The technology committee consists of directors Bauer, Helling, Hultquist, Ann M. Lipsky, director of Cedar Rapids Bank & Trust and John H. Harris, director of Quad City Bank & Trust. The technology committee reviews the technology plans of QCR Holdings and its subsidiaries for the next several years. During the year ended June 30, 2002, the committee met three times.

A total of 10 regularly scheduled and special meetings were held by the board of directors of QCR Holdings during the year ended June 30, 2002. During that time, all directors attended at least 75 percent of the meetings of the board and the committees on which they served during the period they served on the board.

All directors of QCR Holdings received quarterly fees of $1,000 in September and December 2001 and $1,250 in March and June 2002. They also received fees of $100 for attendance at each meeting of the board of directors. In addition, non-employee directors receive fees of $200 per committee meeting attended. All directors of Quad City Bank & Trust received quarterly fees of $1,000 in September and December 2001 and $1,250 in March and June 2002. They also received fees of $100 for attendance at each meeting of the board of directors. In addition, non-employee directors receive fees of $200 per committee meeting attended. All non-employee directors of Cedar Rapids Bank & Trust received fees of $400 for attendance at each meeting of the board of directors and $200 for attendance at each committee meeting.

                      APPROVE EMPLOYEE STOCK PURCHASE PLAN

In August 2002, our board of directors adopted the QCR Holdings, Inc. Employee Stock Purchase Plan, subject to stockholder approval. There are 100,000 shares of our common stock reserved for issuance under the Purchase Plan, subject to adjustment as set forth in the Purchase Plan and described below. Currently, there are approximately 2.8 million shares outstanding. We have attached a copy of the Purchase Plan to this proxy statement as Exhibit A.

The Purchase Plan provides a means for our employees to authorize payroll deductions on a voluntary basis to be used for the periodic purchase of our common stock. All employees participating in the Purchase Plan will have equal rights and privileges. We believe that the Purchase Plan will encourage broader stock ownership by our employees and thereby provide an incentive for employees to contribute to our success. We have relied on our stock option plans in the past to increase our employees' stock ownership. We have issued most of the options available under these plans, and we do not intend to issue any additional broad based options in the near future. We intend that the Purchase Plan will offer a convenient means for employees who might not otherwise purchase and hold our common stock to do so and that the discounted purchase price feature of the Purchase Plan provides a meaningful inducement to participate. We further believe that employees' continuing economic interest, as stockholders, in our performance and success will enhance our entrepreneurial spirit, which we believe will greatly contribute to our long-term success.

Purpose

The purpose of the Purchase Plan is to provide a means by which our employees and each subsidiary may be given an opportunity to purchase shares of our common stock, to assist us in retaining the services of our employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success. Substantially all of our approximately 210 employees are eligible to participate in the Purchase Plan. The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended, or the Code.

Administration

The board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase common stock will be granted and the provisions of each offering of such rights, which need not be identical. The board has the power to delegate administration of the Purchase Plan to a committee composed solely of not fewer than two non-employee members of the board. The board may revoke the authority of the committee at any time and revest in the board the administration of the Purchase Plan. As used herein with respect to the Purchase Plan, the board refers to any committee the board appoints and to the board.

Stock Subject to Purchase Plan

We have initially reserved an aggregate of 100,000 shares of common stock for issuance under the Purchase Plan. The number of shares available under the Purchase Plan will be subject to adjustment as described below in the paragraph entitled "Adjustment Provisions." If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights will again become available for issuance under the Purchase Plan.

Offerings

The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the board. If approved by stockholders, the first offering under the Purchase Plan will begin on January 1, 2003 and will end on June 30, 2003. After June 30, 2003, offerings are planned to begin each January 1st and July 1st. The provisions of separate offerings need not be identical, but each offering will conform to the Purchase Plan.

Eligibility

Any person who is employed by QCR Holdings or a subsidiary on the first day of an offering may participate in that offering. However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of QCR Holdings or of any subsidiary of QCR Holdings, including any stock which such employee may purchase under all outstanding rights and options.

Participation in the Plan

All eligible employees are considered to be participants in each offering under the Purchase Plan. For a participant to purchase shares during an offering, the participant must deliver an agreement authorizing payroll deductions of up to the maximum set by the board of directors (which maximum shall be no greater than 15%) of such employees' total compensation during the purchase period.

Purchase Price

The purchase price per share at which shares of stock are sold in an offering under the Purchase Plan will be determined by the board of directors and will be not less than the lesser of 85% of the fair market value of a share of our common stock on the offering date or the purchase date.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the period of the offering. At any time during the offering, a participant may terminate his or her payroll deductions. However, a participant may reduce or increase his or her participation percentage only once each calendar quarter during any offering. Any decrease or increase in a participant's payroll deductions will take effect as of the beginning of the next payroll period in that offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds. A participant may not make additional payments into such account unless specifically provided for in the offering and only if the participant has not had the maximum amount withheld during the purchase period.

Purchase of Stock

By authorizing payroll deductions during the period, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the board specifies a maximum number of shares a participant may be granted the right to purchase, the maximum number of shares each participant may purchase and the maximum aggregate number of shares that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering will exceed the maximum aggregate number of shares available, the committee will make a pro rata allocation of available shares in a uniform and equitable manner. Currently, no participant may purchase more than 500 shares of common stock during any calendar year. In addition, no employee may purchase more than $25,000 worth of such stock, determined at the fair market value of the shares at the time such rights are granted, under all of our employee stock purchase plans in any calendar year.

Withdrawal

Each participant may withdraw from a given offering by delivering to us a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable purchase period, except as provided by the board of directors in the offering. Upon any withdrawal, we will distribute to the employee his or her accumulated payroll deductions without interest. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's ability to participate in other offerings under the Purchase Plan, but such employee will be required to deliver a new payroll deduction authorization in order to participate in other offerings under the Purchase Plan.

Termination of Employment

Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment with QCR Holdings and any of our subsidiaries for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted. Employees will not be permitted to sell or transfer common stock purchased pursuant to the Purchase Plan during the one year period immediately following the date of purchase.

Adjustment Provisions

Each January 1st beginning January 1, 2004 and ending on January 1, 2012, the number of shares of our common stock reserved for issuance under the Purchase Plan shall be automatically increased in an amount equal to the least of: (a) one percent (1%) of the shares of common stock outstanding on each January 1 (calculated on a fully diluted basis assuming the exercise of all outstanding Purchase Rights, stock options and warrants to purchase shares of common stock);
(b) five hundred thousand (500,000) shares of common stock; or (c) such number of shares of common stock as determined by the board, provided that such number shall be less than (a) and (b). In addition, if any change is made in the shares of our common stock subject to the Purchase Plan, or subject to any rights granted under the Purchase Plan, without receipt of consideration by QCR Holdings, through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by QCR Holdings, the Purchase Plan and outstanding rights will be appropriately adjusted in the types, classes and maximum number of shares subject to the Purchase Plan and the types, classes and number of shares and price per share of stock subject to outstanding rights.

Duration, Amendment and Termination

The board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will automatically terminate on the date on which the shares available under the Purchase Plan, as adjusted from time to time, are exhausted. No rights may be granted under this Purchase Plan while it is suspended or after it is terminated. The board may amend the Purchase Plan at any time. To the extent determined necessary and desirable by the board, amendments to the Purchase Plan will be submitted to the stockholders for approval. Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted, except as necessary to comply with any laws or government regulations or as otherwise specifically provided in the Purchase Plan.

Federal Income Tax Information

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code. A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is sold by the participant more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of our common stock at the time of such sale over the purchase price or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price, determined as of the beginning of the offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold by the participant for more than its fair market value on the purchase date and such sale is before the expiration of either of the holding periods described above, then the excess of the fair market value of the common stock on the purchase date over the purchase price will be treated as ordinary income at the time of such sale. The balance of any gain will be treated as capital gain. If the stock is sold by the participant for less than its fair market value on the purchase date, the same amount of ordinary income is recognized by the participant, and a capital loss is recognized by the participant equal to the difference between the fair market value of the common stock on such purchase date and the sales price. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held. There are no federal income tax consequences to QCR Holdings by reason of the grant or exercise of purchase rights under the Purchase Plan. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant, subject to the requirement of reasonableness and the satisfaction of tax reporting obligations.

Stockholder Vote Necessary For Approval

To be approved by our stockholders, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting must vote for the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. We believe that the adoption of the Purchase Plan is in the best interests of our stockholders and recommend that you vote your shares FOR the Purchase Plan.

             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                 INCREASING THE RANGE OF THE NUMBER OF DIRECTORS

General

The board of directors has approved an amendment to Article XII of our certificate of incorporation that would change the range of the number of directors from three to nine to three to twelve. The board of directors believes that the proposed amendment is in the best interests of QCR Holdings and its stockholders. Unless instructed to the contrary, the persons acting as proxies under the proxy solicited hereby will vote in favor of the adoption of the amendment.

Proposed Amendment to the Certificate of Incorporation

If  this  amendment  is  approved  by  the  stockholders,   the  certificate  of
incorporation will be amended by replacing the first sentence of Article XII with the following:

                  "The number of directors constituting the entire board of directors shall not be less than three nor more than twelve as fixed from time to time by resolution of not less than 80% of the number of directors which immediately prior to such proposed change had been fixed, in the manner prescribed herein, by the board of directors of the corporation, provided, however, that the number of directors shall not be reduced as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be five until otherwise fixed as described immediately above. "

Reasons for the Proposed Amendment

We currently have nine directors. In the opinion of our management, the increase in the range will allow for the election of additional directors who could provide additional business experience and/or knowledge of and contacts in QCR Holdings' market areas, all of which would be expected to enhance our growth.

Stockholder Vote Necessary For Approval of the Amendment

To be approved by stockholders, the amendment must receive the affirmative vote of the majority of the outstanding shares of common stock. We believe that the adoption of the amendment is in the best interests of our stockholders and recommend that you vote your shares FOR the amendment.

             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
              REGARDING CONSIDERATION OF NON-STOCKHOLDER INTERESTS

Our board of directors has approved, and recommends to our stockholders for their approval and adoption, an amendment to the certificate of incorporation that permits our board of directors to consider non-stockholder factors when considering a change of control proposal.

Our board of directors believes that this proposed amendment is in the best interests of QCR Holdings and its stockholders. Unless instructed to the contrary, all shares represented by proxy cards signed and returned to us will be voted in favor of the adoption of this amendment.

Proposed Amendment to Certificate of Incorporation

If  this  amendment  is  approved  by  our  stockholders,   the  certificate  of
incorporation will be amended by adding a new Article to read in its entirety as follows:

                  "In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders when evaluating a proposal by another person or persons to make a tender or exchange offer for any equity security of the Corporation or any subsidiary, to merge or consolidate with the Corporation or any subsidiary or to purchase or otherwise acquire all or substantially all of the assets of the Corporation or any subsidiary, the board of directors of the Corporation may consider all of the following factors and any other factors which it deems relevant:
         (A) the adequacy of the amount to be paid in connection with any such transaction; (B) the social and economic effects of the transaction on the Corporation and its subsidiaries and the other elements of the communities in which the Corporation or its subsidiaries operate or are located; (C) the business and financial condition and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; (D) the competence, experience, and integrity of the acquiring person or persons and its or their management; and (E) any antitrust or other legal or regulatory issues which may be raised by any such transaction."

Reasons for the Proposed Amendment

This proposed amendment grants to our board of directors the express authority to consider the interest of constituencies other than our stockholders when considering transactions such as a tender or exchange offer or a proposal for the merger of QCR Holdings or the sale of all, or substantially all, of our assets. This amendment would provide that in discharging the duties of their respective positions, directors and officers would be allowed to consider the effects of any action upon employees, customers and creditors of QCR Holdings and communities where we do business, and other societal issues, as well as the long and short term interests of QCR Holdings and our stockholders.

This provision is permissive, not mandatory, and could be used to justify defensive tactics to resist hostile takeovers. It may provide some protection against stockholders who claim that only considerations of price are appropriate, and could provide a signal to potential acquirors as to what will be considered in evaluating their bid. Subject to our directors' fiduciary duties to our stockholders, this amendment may also have the effect under unusual circumstances of allowing our board of directors to reject an offer at a price above market price causing our stockholders to forego an immediate profit.

Stockholder Vote Necessary For Approval of the Amendment

To be approved by our stockholders, this amendment must receive the affirmative vote of the majority of the outstanding shares of our common stock. Our board of directors believes that the adoption of this amendment is in the best interests of our stockholders and recommends that you vote your shares FOR this amendment.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation paid or granted to QCR Holding's chief executive officer and the other executive officers who had an aggregate salary and bonus which exceeded $100,000 for the fiscal year ended June 30, 2002.

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------
                                                                                        Long Term
                                                                                       Compensation
                                                     Annual Compensation                   Awards
---------------------------------------------------------------------------------------------------------------------
             (a)                   (b)          (c)           (d)          (e)             (g)              (i)
                                  Fiscal                                                Securities
                                   Year                                Other Annual     Underlying       All Other
     Name and                     Ended                                Compensation      Options/       Compensation
Principal Position              June 30th   Salary($)(1)    Bonus($)       ($)(2)         SARs(#)           ($)
---------------------------------------------------------------------------------------------------------------------
Douglas M. Hultquist               2002       $170,000     $  85,000      $ 14,965      $    ---        $ 24,752 (5)
President and Chief                2001       $170,000     $  45,000      $    ---      $  5,000        $ 24,888 (6)
Executive Officer of QCR           2000       $155,000     $  70,000      $  7,183      $  3,750        $ 23,040 (7)
Holdings, Chairman of
Quad City Bank & Trust

Michael A. Bauer                   2002       $170,000     $  85,000      $  7,747      $    ---        $ 29,752 (5)
Chairman of QCR                    2001       $170,000     $  45,000      $    ---      $  5,000        $ 29,888 (6)
Holdings, President and            2000       $155,000     $  70,000      $ 24,490      $  3,750        $ 28,040 (7)
Chief Executive Officer of
Quad City Bank & Trust

Larry J. Helling (3)               2002       $160,000     $  32,000      $    ---      $    ---        $ 18,964 (5)
President and Chief
Executive Officer of Cedar
Rapids Bank & Trust

Todd A. Gipple (4)                 2002       $125,000     $  36,000           ---          1,575       $ 13,663 (5)
Executive Vice President and       2001       $115,000     $  30,000           ---          4,100       $  7,909 (6)
Chief Financial Officer of
QCR Holdings

(1) Includes amounts deferred under the QCR Holdings, Inc. 401(k)/Profit Sharing Plan (the "401(k) Plan") and the deferred compensation agreements.

(2) Represents amount of tax benefit rights paid on behalf of Messrs. Bauer and Hultquist in connection with their exercise of stock options.

(3) Mr. Helling joined Cedar Rapids Bank & Trust as Chief Executive Officer in 2001 and, therefore, we are only providing compensation information for one year.

(4) Mr. Gipple joined QCR Holdings as Chief Financial Officer in 2000 and, therefore, we are only providing compensation information for 2001 and 2002.

(5) Messrs. Hultquist and Bauer each had contributions made to the 401(k) Plan for their benefit for the plan year ended June 30, 2002 in the amounts of $8,732. Messrs. Helling and Gipple had contributions made to the 401(k) Plan for their benefit in the amounts of $6,004 and $7,913, respectively. In addition, each received term life insurance which had a per person premium cost of $1,020 for Messrs. Bauer and Hultquist, $960 for Mr. Helling and $750 for Mr. Gipple. In addition, pursuant to the deferred compensation agreements entered into between QCR Holdings and each of Messrs. Hultquist, Bauer, Helling and Gipple, QCR Holdings matched deferred compensation of $15,000 for Mr. Hultquist, $20,000 for Mr. Bauer, $12,000 for Mr. Helling and $5,000 for Mr. Gipple.

(6) Messrs. Hultquist and Bauer each had contributions made to the 401(k) Plan for their benefit for the plan year ended June 30, 2001 in the amounts of $8,868. Mr. Gipple had contributions made to the 401(k) Plan for his benefit in the amount of $7,219. In addition, each received term life insurance which had a per person premium cost of $1,020 for Messrs. Bauer and Hultquist and $690 for Mr. Gipple. In addition, pursuant to the deferred compensation agreements entered into between QCR Holdings and each of Messrs. Hultquist and Bauer, QCR Holdings matched $15,000 of Mr.
     Hultquist's deferred compensation and $20,000 of Mr. Bauer's deferred compensation.

                                       14

(7) Messrs. Hultquist and Bauer had contributions made to the 401(k) Plan for their benefit for the plan year ended June 30, 2000 in the amounts of $7,200 and received term life insurance which had a per person premium cost of $840. In addition, pursuant to the deferred compensation agreements entered into between QCR Holdings and each of Messrs. Hultquist and Bauer, QCR Holdings matched $15,000 of Mr. Hultquist's deferred compensation and $20,000 of Mr. Bauer's deferred compensation.

The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named in the Summary Compensation Table.

---------------------------------------------------------------------------------------------------------------------
                        OPTION GRANTS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------------------
                                Individual Grants
---------------------------------------------------------------------------------------------------------------------
             (a)                     (b)               (c)               (d)               (e)               (f)
                                                    % of Total                                            Grant Date
                                   Options       Options Granted     Exercise or                        Present Value
                                   Granted       to Employees in     Base Price         Expiration        ($)(2)(3)
             Name                   (#)(1)         Fiscal Year         ($/Sh)              Date
---------------------------------------------------------------------------------------------------------------------
Michael A. Bauer                        ---            ---           $      ---            ---            $    ---

Douglas M. Hultquist                    ---            ---           $      ---            ---            $    ---

Larry T. Helling                        ---            ---           $      ---            ---            $    ---

Todd A. Gipple                        1,500            8.2%          $    11.18      January 5, 2012      $  8,415
                                         75            0.4%          $    14.80       June 30, 2012       $    557

(1) Options vest in five equal annual portions beginning one year from the date of grant.

(2) The Black-Scholes valuation model was used to determine the grant date present values. Significant assumptions include: risk-free interest rate, 5.62% and 5.68%; expected option life, 10 years; expected volatility, 24.54% and 24.22% and expected dividends, 0%.

(3) The ultimate value of the options will depend on the future market price of our common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an executive may realize upon the exercise of an option will depend on the excess of the market value of our common stock, on the date the option is exercised, over the exercise price of the option.

The following table sets forth certain information concerning the number of stock options at June 30, 2002 held by the individuals named in the Summary Compensation Table.

-----------------------------------------------------------------------------------------------------------------
                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                              OPTION/SAR VALUES
-----------------------------------------------------------------------------------------------------------------
          (a)                 (b)            (c)               (d)                            (e)
                                                             Number of                      Value of
                                                            Securities                     Unexercised
                                                            Underlying                    in-the-money
                                                            Unexercised                   Options/SARs
                                                           Options/SARs at                     at
                                                             FY-End (#)                     FY-End ($)
-----------------------------------------------------------------------------------------------------------------
                             Shares
                          Acquired on       Value
          Name            Exercise (#)  Realized ($)  Exercisable   Unexercisable    Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------
Michael A. Bauer              5,000        41,650         41,000         7,750        $  214,975     $  17,800
Douglas M. Hultquist         12,000        80,460         44,000         7,750        $  239,365     $  17,800
Larry J. Helling                ---           ---          3,620        14,480        $   15,569     $  62,276
Todd A. Gipple                  ---           ---          3,860         9,415        $    8,198     $  26,595

Employment Agreements. We entered into employment agreements with Messrs. Bauer and Hultquist dated July 1, 2000. These agreements each have a three year term and in the absence of notice from either party to the contrary, the employment term under each agreement extends for an additional one year on the anniversary of each agreement. Pursuant to these agreements, beginning on July 1, 2000 Messrs. Bauer and Hultquist will each receive minimum salaries of $170,000. The agreements include provisions for the increase of compensation on an annual basis, performance bonuses, membership in a Quad Cities country club, an automobile allowance and participation in our benefit plans. Messrs. Bauer and Hultquist have also entered into deferred compensation agreements, allowing each to defer up to $15,000 of their salary. The deferred compensation agreements provide for us to match the amounts deferred by each and contribute an amount for the benefit of Messrs. Bauer and Hultquist. In the case of Mr. Hultquist, the amount we may contribute is limited to $15,000, and for Mr. Bauer we may contribute up to $20,000. Full benefits under the agreements will be payable to Messrs. Bauer and Hultquist when they reach 65 years of age.

We have also entered into employment agreements with Todd A. Gipple and Larry J. Helling. Mr. Gipple's employment agreement, dated January 5, 2000, provides that Mr. Gipple is to receive a minimum salary of $110,000. The agreement includes a provision for the increase in compensation on an annual basis, performance bonuses, membership in a Quad Cities country club and participation in our benefit plans. Mr. Gipple entered into a deferred compensation agreement with us on January 1, 2002 under which he may defer up to $10,000 ($5,000 in the fiscal year ended June 30, 2002) of his salary and we will match the amount deferred by him. Mr. Helling entered into an employment agreement dated April 11, 2001. Under the agreement, Mr. Helling receives a base annual salary of $160,000 and is eligible to participate in a deferred compensation agreement under which he may defer up to $12,000 of his salary and we will match the amount deferred by him. The agreement also includes a provision for the increase in compensation on an annual basis, performance bonuses, membership in two Cedar Rapids country clubs, an automobile allowance and participation in our benefit plans.

All of the employment agreements are terminable at any time by either our board of directors or the respective officer. We may terminate these agreements at any time for cause without incurring any post-termination obligation to the terminated officer. Each agreement provides severance benefits in the event the officer is terminated without cause, including severance compensation equal to one year of the officer's salary for Messrs. Bauer and Hultquist, and six months for Messrs. Helling and Gipple. We must also pay the officer all accrued salary, vested deferred compensation and other benefits then due the officer. If the officer is terminated upon a change in control, the officer is to be paid severance compensation equal to three times his salary for Messrs. Bauer and Hultquist, and two times salary for Messrs. Helling and Gipple, at the rate then in effect at the time of termination. Each of Messrs. Hultquist and Bauer is prohibited from competing with us or our subsidiaries within a 20-mile radius of the main office for a period of two years following the termination of his employment agreement. In the case of Mr. Helling, the radius is 60 miles from the center of Cedar Rapids and the term is two years. In the case of Mr. Gipple, the radius is 30 miles from the main office and the term is two years.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, the compensation and benefits committee consisted of Messrs. Bauer, Hultquist, Helling, Lawson, Christofferson and Harris and Ms. Bawden. Messrs. Bauer, Hultquist and Helling are executive officers and do not participate in any decisions involving their own compensation. They do, however, participate in evaluating and establishing the salaries of other executive officers.

Board Compensation Committee Report on Executive Compensation

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by QCR Holdings shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

The compensation and benefits committee of our board of directors is comprised of four directors of QCR Holdings, one director of Cedar Rapids Bank & Trust and two directors of Quad City Bank & Trust. The committee is responsible for recommendations to the board of directors for compensation of executive officers of our subsidiaries and QCR Holdings. In determining compensation, the following factors are generally taken into consideration:

o the performance of the executive officers in achieving our short and long term goals;

o payment of compensation commensurate with the ability and expertise of the executive officers; and

o an attempt to structure compensation packages so that they are competitive with similar companies.

The committee considers the foregoing factors, as well as others, in determining compensation. There is no assigned weight given to any of these factors.

Additionally, the compensation committee considers various benefits, such as our 401(k) plan and the stock option plan, together with perquisites in determining compensation. The committee believes that the benefits provided through the stock based plans more closely tie the compensation of the officers to the interests of the stockholders and provide significant additional performance incentives for the officers which directly benefit the stockholders through an increase in the stock value.

Annually, the compensation committee evaluates four primary areas of performance in determining the chief executive officer's level of compensation. These areas are:

o    our long-range strategic planning and implementation;

o    our financial performance;

o our compliance with regulatory requirements and relations with regulatory agencies; and

o the individual's effectiveness of managing relationships with stockholders and the board of directors.

When evaluating our financial performance to determine the compensation package for our chief executive officer, the committee considered profitability, asset growth and risk management. The primary evaluation criteria are considered to be essential to our long-term viability and were given equal weight in the evaluation. Finally, the committee considered the provisions of the chief executive officer's current employment agreement and reviewed compensation packages of peer institutions, as well as compensation surveys provided by independent third parties, to ensure that the chief executive officer's compensation is competitive and commensurate with his level of performance. Based on the evaluation of all of these factors, the committee determined that the chief executive officer's primary compensation would be the minimum salary provided under his employment agreement and a bonus of $85,000.

                             Compensation Committee:
                                Michael A. Bauer
                              Douglas M. Hultquist
                                  Larry Helling
                                 John K. Lawson
                            Arthur L. Christofferson
                                 John H. Harris
                                 Joyce E. Bawden

Stockholder Return Performance Presentation

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by QCR Holdings shall not be deemed to include the following performance graph and related information unless such graph and related information are specifically stated to be incorporated by reference into such document.

The graphical presentation omitted herein shows a comparison of cumulative total returns for QCR Holdings, the Nasdaq Stock Market (US Companies) and an index of Nasdaq bank stocks for the period commencing June 30, 1997. The graph was prepared at our request by SNL Securities, Charlottesville, Virginia. The data points used in the omitted graph were as follows:

                               QCR Holdings, Inc.
                                  Period Ending

                      06/30/97  06/30/98  06/30/99  06/03/00  06/30/01  06/30/02
--------------------------------------------------------------------------------

QCR Holdings, Inc. .   $100.00   $152.38   $126.79   $115.18   $ 73.93   $105.71
Nasdaq - Total US ..    100.00    131.63    189.11    279.59    151.56    103.34
Nasdaq Bank Index ..    100.00    139.11    137.41    112.66    156.29    175.16

            DISCLOSURE WITH RESPECT TO OUR EQUITY COMPENSATION PLANS

We maintain the QCR Holdings, Inc. Stock Option Plan and the QCR Holdings, Inc. 1997 Stock Incentive Plan pursuant to which we may grant equity awards to eligible persons. The following table provides information about equity awards under the plans and does not include the QCR Holdings, Inc. Employee Stock Purchase Plan, which is before the stockholders for approval.

                                                                                                 Number of shares remaining
                                          Number of shares to                                       available for future
                                             be issued upon            Weighted average            issuance under equity
                                              exercise of              exercise price of             compensation plans
                                          outstanding options,       outstanding options,       (excluding shares reflected
            Plan Category                 warrants and rights         warrants and rights              in column (a))
---------------------------------------------------------------------------------------------------------------------------
                                                  (a)                         (b)                           (c)
                                         ----------------------------------------------------------------------------------

Equity compensation plans approved                 98,660                        $  7.11                          1,560
by stockholders

Equity compensation plans not                     129,378                        $ 13.76                         20,022
required to be approved by
stockholders

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding our common stock beneficially owned on June 30, 2002, by each director, by each executive officer named in the summary compensation table and by all directors and executive officers of QCR Holdings as a group. To the best of our knowledge, no person was the beneficial owner of more than five percent of our common stock as of June 30, 2002.

Name of Individual and                    Amount and Nature of           Percent
Number of Persons in Group              Beneficial Ownership(1)         of Class
--------------------------------------------------------------------------------
Directors and Nominees
Patrick S. Baird                               22,977(2)                    *
Michael A. Bauer                               57,298(3)                  2.07%
James J. Brownson                              19,168(4)                    *
Todd A. Gipple                                 18,510(5)                    *
Larry J. Helling                               24,289(6)                    *
Richard R. Horst                               13,706(7)                    *
Douglas M. Hultquist                           63,294(8)                  2.28%
John K. Lawson                                  5,744(9)                    *
Ronald G. Peterson                              8,166(10)                   *
Henry Royer                                     4,937(11)                   *
John W. Schricker                              23,670(12)                   *
All directors and executive  officers         268,169(13)                 9.47%
as a group (12 persons)
------------------------------------
*  Less than 1%.

(1) Amounts reported include shares held directly, including certain shares subject to options, as well as shares held in retirement accounts, by certain members of the named individuals' families or held by trusts of which the named individual is a trustee or substantial beneficiary.
     Inclusion of shares shall not constitute an admission of beneficial ownership or voting and sole investment power over included shares. The nature of beneficial ownership for shares listed in this table is sole voting and investment power, except as set forth in the following footnotes.

(2) Includes 22,750 shares held jointly by Mr. Baird and his spouse and 227 shares held in a trust, all of which he has shared voting and investment power. Excludes 200 option shares not presently exercisable.

(3) Includes 25,000 shares subject to options which are presently exercisable and over which Mr. Bauer has no voting and sole investment power. Also includes 2,725 shares held by his minor children, 4,575 shares held in an IRA account, 3,532 shares held in a trust, 3,948 shares held in the 401(k) Plan and 15 shares held by his wife, all of which he has shared voting and investment power.

(4) Includes 1,410 shares subject to options which are presently exercisable and over which Mr. Brownson has no voting and sole investment power. Also includes 1,865 shares held jointly by Mr. Brownson and his spouse, 1,350 shares held by his spouse, 3,413 shares held in a trust, and 1,710 shares held in an IRA account, all of which he has shared voting and investment power. Excludes 590 option shares not presently exercisable.

(5) Includes 3,360 shares subject to options which are presently exercisable and over which shares Mr. Gipple has no voting and sole investment power. Also includes 8,550 shares held in an IRA account and 600 shares held in the 401(k) Plan, over which he has shared voting and investment power. Excludes 7,415 option shares not presently exercisable.

(6) Includes 2,420 shares subject to options which are presently exercisable and over which shares Mr. Helling has no voting and sole investment power. Also includes 21,000 shares held in an IRA account, 629 shares held in a trust and 240 shares held in the 401(k) Plan, all of which he has shared voting and investment power. Excludes 9,680 option shares not presently exercisable.

(7) Includes 2,130 shares subject to options which are presently exercisable and over which Mr. Horst has no voting and sole investment power. Also includes 150 shares held in an IRA account, 200 shares held by his minor children, and 3,226 shares held in a trust, all of which he has shared voting and investment power. Excludes 620 option shares not presently exercisable.

(8) Includes 28,000 shares subject to options which are presently exercisable and over which Mr. Hultquist has no voting and sole investment power. Also includes 6,225 shares held by his spouse or for the benefit of his children, 2,700 shares held in and IRA account, 3,623 shares held in a trust and 3,688 shares in the 401(k) Plan, all of which he has shared voting and investment power.

(9) Includes 340 shares subject to options which are presently exercisable and over which Mr. Lawson has no voting and sole investment power. Also includes 2,404 shares held in trust, over which shares he has shared voting and investment power. Excludes 460 option shares not presently exercisable.

(10) Includes 2,130 shares subject to options which are presently exercisable and over which Mr. Peterson has no voting and sole investment power. Also includes 3,786 shares held in a trust, over which shares he has shared voting and investment power. Excludes 620 option shares not presently exercisable.

(11) Includes 4,500 shares held in an IRA account and 437 shares held in a trust, over all of which Mr. Royer has shared voting and investment power. Excludes 400 option shares not presently exercisable.

(12) Includes 1,680 shares subject to options which are presently exercisable and over which Mr. Schricker has no voting and sole investment power. Also includes 311 shares held by his spouse or minor children, 2,217 shares held in a trust and 9,347 shares held in the 401(k) Plan, all of which he has shared voting and investment power. Excludes 258 option shares not presently exercisable.

(13) Excludes 20,578 option shares not presently exercisable.

Section 16(a) of the Securities Exchange Act requires that our executive officers and directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which our shares of common stock are traded. Such persons are also required to furnish us with copies of all
Section 16(a) forms they file. Based solely on our review of the copies of such forms, we are not aware that any of its directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the last fiscal year.

                          TRANSACTIONS WITH MANAGEMENT

Our directors and officers and their associates were customers of and had transactions with QCR Holdings, Quad City Bank & Trust and Cedar Rapids Bank & Trust during the fiscal year ended June 30, 2002. Additional transactions are expected to take place in the future. All outstanding loans, commitments to loan, and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. From July 1, 2001 through June 30, 2002, Quad City Bancard paid approximately $2,008,303 to Nobel Electronic Transfer, LLC, for merchant credit card processing services. John W. Schricker, a director of QCR Holdings and the President and a director of Quad City Bancard, is a principal of Nobel. Our management believes that the terms on which the above described transaction was conducted are no less favorable to us than would have been obtained from an unaffiliated third party.

                             AUDIT COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by QCR Holdings shall not be deemed to include the following report and related information unless such report is specifically stated to be incorporated by reference into such document.

The audit committee assists the board of directors in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. The committee is comprised solely of independent directors.

The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended June 30, 2002 with our management and McGladrey & Pullen, LLP, our independent auditors. The committee has also discussed with McGladrey & Pullen, LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and McGladrey & Pullen, LLP, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending June 30, 2002 for filing with the Securities and Exchange Commission.

                                Audit Committee:
                                James J. Brownson
                                Richard R. Horst
                                 John K. Lawson
                                   Henry Royer

                         INDEPENDENT PUBLIC ACCOUNTANTS

Representatives of McGladrey & Pullen, LLP, our independent public accountants, are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Accountant Fees

Audit Fees. The aggregate fees and expenses billed by McGladrey & Pullen, LLP in connection with the audit of our annual financial statements as of and for the year ended June 30, 2002 and for the required review of our financial information included in our SEC filings for fiscal year ended June 30, 2002 was $79,334.

Financial Information Systems Design and Implementation Fees. There were no fees incurred for these services for fiscal year 2002.

All Other Fees. The aggregate fees and expenses billed by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an affiliate of McGladrey and Pullen LLP) for all other services rendered to us during the fiscal year ended June 30, 2002 was $78,083.

The audit committee, after consideration of the matter, does not believe that the rendering of these services by McGladrey & Pullen, LLP to be incompatible with maintaining McGladrey & Pullen, LLP's independence as our principal accountant.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

As a result of our recent decision to change our fiscal year from June 30th to December 31st, beginning at the end of this calendar year, we anticipate holding our future annual meetings in April of each year, beginning in 2003. If a stockholder wishes to submit a proposal for inclusion in our proxy materials for the 2003 annual meeting, we must receive the proposal at our principal executive offices at 3551-7th Street, Suite 204, Moline, Illinois 61265, no later than December 2, 2002 in order to consider it for inclusion in our proxy materials.

                               REPORT ON FORM 10-K

Our report on Form 10-K (without exhibits) will be included as part of our annual report to stockholders, which will be mailed to each stockholder of record as or the record date for the annual meeting. We will furnish without charge to each person whose proxy is solicited, and to each person representing that he or she is a beneficial owner of our common stock as of the record date for the meeting, upon written request, a copy of our annual report on Form 10-K as filed with the Securities and Exchange Commission, together with the financial statements and schedules thereto. Such written request should be sent to Ms. Shellee R. Showalter, Quad City Bank and Trust Company.

                                        By order of the Board of Directors


/s/ Michael A. Bauer                    /s/ Douglas M. Hultquist
---------------------------------       ----------------------------------------
Michael A. Bauer                        Douglas M. Hultquist
Chairman                                President

Moline, Illinois
September 12, 2002


                       ALL STOCKHOLDERS ARE URGED TO SIGN
                         AND MAIL THEIR PROXIES PROMPTLY